Exhibit 10.15

OBA FINANCIAL SERVICES, INC. & OBA BANK

Cash Incentive Compensation Program

July 1, 2012 – June 30, 2013

I.	PROGRAM PHILOSOPHY

The OBA Financial Services, Inc. (“OBAF”) and OBA Bank’s (“OBA”) (collectively, the “Company”) Incentive Compensation Program ( the “Program”) is designed to recognize and reward those employees who make the greatest contribution to the success of the Company, in terms of attaining goals and objectives detailed in the Company’s Strategic Plan. The Program is designed to stimulate the accomplishment of the Company’s strategic plans and solutions to the Company’s challenges while reinforcing the Company’s commitment to total quality management, service excellence and pay-for-performance.

II.	PROGRAM POLICY

A.	The Incentive Compensation Program is structured in two levels:

1. Individual Incentive Matrices: Incentive awards for Senior Management, Department Managers, Business Development Officers and Branch Managers are based on performance objectives detailed in their individual incentive matrix.

2. All Other Individual Incentive Awards: Incentive awards for all other exempt and nonexempt staff are based on a combination of the Company’s financial performance and their individual annual performance review.

III.	PROGRAM DESCRIPTION

A.	Company Level Awards

The goals that are used to determine the financial performance of the Company and the basis for the Company Level Incentive Awards are: capital adequacy, asset quality, management, earnings, liquidity and sensitivity. Target goals are established annually. The total number of points that can be earned at the Company Level range from a minimum of 75 to a maximum of 125. The minimum of the range for each Company goal must be met in order to earn any points for that goal.

Refer to Exhibit A attached hereto.

B.	Individual Incentive Matrices

Individual incentive matrices are developed based on functional job titles. The amount of incentive compensation as a percent of base compensation varies by functional title and is set annually based on the needs of the Company. Points are awarded based on the attainment of combined total points consisting of Company goals and individual production goals, where applicable. The total number of points that can be earned for production goals range from a minimum of 75 to a maximum of 125. The minimum of the range for each production goal must be met in order to earn any points for that goal.

Refer to Exhibit B attached hereto.

C.	All Other Incentive Awards

All individuals who do not have an individual incentive matrix are eligible for an incentive award based on a combination of Company level performance and their most recent individual performance review ratings. Points are awarded based on the attainment of combined total points consisting of Company goals and their performance review ratings. Points awarded shall be: Excellent = 50, Very Good = 45 and Good = 40.

IV.	ALLOCATION METHOD

A.	Incentive Awards are awarded annually in July.

B.	Incentive Awards are awarded on the following points allocation:

1.	Executive Officer Matrices and Department Managers shall consist of Company level goals (100%).

2.	All Business Development Officers and Branch Managers matrices, including part-time officers and managers, shall consist of Company level goals (25%) and specific production goals (75%).

3.	All other exempt and nonexempt staff incentives shall consist of Company level goals (50%) and their individual performance review rating (50%). Part-time employees, who have completed 6 consecutive months of employment, will be eligible, based on performance, to receive a Bonus/Incentive Award at 50% of the value. (E.g. Good = 90 pts @ $30.00 per point = $2,700 @ 50% = $1,350)

4.	THERE WILL BE NO CASH INCENTIVE PAYOUT UNLESS THE COMPANY MEETS OR EXCEEDS ITS EARNINGS GOAL OF $636,200. NET INCOME BEFORE TAXES AS OF JUNE 30, 2013.

C.	Full-time Employees must have completed 6 consecutive months of employment to be eligible to receive an incentive award. The award is pro-rated based on number of months employed.

D.	Only employees whose most recent performance review rating is Excellent, Very Good, or Good are eligible for incentive awards.

V – Base Pay Percentages and Point Values for 2012—2013

A.	See attached matrices for point values for the following:

1.	Senior Management Staff:

a.	EVP- Chief Operating Officer	10.00%
b.	EVP- Chief Loan Officer	10.00%
c.	SVP- Chief Financial Officer	10.00%
d.	SVP- Chief Risk Officer	10.00%

2.	Business Development Officers, including:

a.	Business/Retail Banking Group Managers	10.00%
b.	VP-Commercial Bankers	8.00%
c.	Branch Managers	7.50%

3.	Department Managers, including:

a.	VP-Information Security	6.00%
b.	VP-Controller	6.00%
c.	VP-Loan Administration Manager	6.00%
d.	VP-Credit Manager	6.00%

B.	All Other Exempt Staff -

1 Point = $35.00 (Max. $3,500)

C.	All Other Employees -

1 Point = $ 25.00 (Max. $2,500)